Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2018 FIRST QUARTER FINANCIAL RESULTS

Virginia Beach, VA – May 8, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for the three months ending March 31, 2018.

	Three Months Ended March 31,
	2018	2017

Net loss per common share	$(0.57)	$(0.42)
FFO per common share and common unit	0.16	0.15
AFFO per common share and common unit	0.21	0.31

HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)

•	John Sweet elected Chairman of the board of directors (the "Board") for Wheeler.

•
Andrew R. Jones, CFA, Founder and CEO of North Star Partners, LP and Sean F. Armstrong, CFA, Principal & Portfolio Manager of Westport Capital Partners LLC were appointed to the Board. Mr. Jones was appointed to the Board's Audit Committee and Mr. Armstrong as the Board's Investment Committee Chair.

•	Successfully backfilled 2 Southeastern Grocers recaptures with Low Country Grocers d/b/a Piggly Wiggly's at Ladson Crossing and South Park.

•
Filed a Certificate of Correction with the State Department of Assessments and Taxation of Maryland (the “SDAT”) correcting an inadvertently omitted reference to “accumulated amortization” in “Section 10(a)  - Mandatory Redemption for Asset Coverage” of the Articles Supplementary for the Series D Cumulative Convertible Preferred Stock, without par value (the “Series D Preferred Stock”) that was previously filed with SDAT on September 16, 2016.

•	Net loss attributable to Wheeler's common stock, $0.01 par value per share ("Common Stock") shareholders of $5.0 million, or $(0.57) per share.

•	Total revenue from continuing operations increased by 13.9% or $2.0 million.

•	Net Operating Income ("NOI") from continuing operations increased by 19.6% to approximately $11.6 million.

•	Adjusted Funds from Operations ("AFFO") of $0.21 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.

•	Sold the Chipotle ground lease at Conyers Crossing for a contract price of $1.3 million, resulting in a $1.1 million gain and net proceeds of $1.2 million.

BALANCE SHEET

•	Cash and cash equivalents totaled $5.1 million at March 31, 2018, compared to $3.7 million at December 31, 2017.

•
Total debt was $379.1 million at March 31, 2018 (including debt associated with assets held for sale), compared to $313.8 million at December 31, 2017. The increase in debt is primarily a result of $65.4 million in debt associated with the JANAF acquisition. Wheeler's weighted-average interest rate and term of its debt was 4.7% and 4.72 years, respectively, at March 31, 2018 (including debt associated with assets held for sale), compared to 4.6% and 4.81 years, respectively, at December 31, 2017.

•	Net investment properties as of March 31, 2018 totaled at $457.7 million (including assets held for sale), compared to $384.3 million as of December 31, 2017.

•	Extended the $3.0 million bank line of credit to June 15, 2018 with interest only payments due monthly at a rate of LIBOR plus 3.00% with a floor of 4.25%.

•
In conjunction with the JANAF acquisition, executed three promissory notes: 1) $53.7 million at a rate of 4.49%, maturing in July 2023 with monthly principal and interest payments of $333,159; 2) $5.2 million at a rate of 4.95%, maturing January 2026 with monthly principal and interest payments of $29,964; and 3) $6.5 million at a rate of 4.65%, maturing in January 2021 with interest due monthly.

•	Renewed the Eagle Harbor promissory note for $3.3 million for five years, which matures on March 2023 with monthly principal and interest payments of $26,528. The loan bears interest at 5.10%.

•	Extended Revere Loan to May 15, 2018.

•
In conjunction with the JANAF acquisition, the Company issued and sold 1,363,636 shares of Series D Preferred Stock, in a public offering. Each share of Series D Preferred Stock was sold to investors at an offering price of $16.50 per share. Net proceeds from the public offering totaled $21.2 million, which includes the impact of the underwriters' selling commissions and legal, accounting and other professional fees.

DIVIDENDS

•
For the three months ended March 31, 2018, the Company declared dividends of approximately $3.0 million to our holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

OPERATIONS AND LEASING

•	The Company's real estate portfolio is 91.9% leased at March 31, 2018, which includes leases executed through April 4, 2018.

•	The Company executed 26 lease renewals totaling 154,440 square feet at a weighted-average decrease of $0.29 per square foot, representing a decrease of 3.42% over prior rates.

•	The Company signed 15 new leases totaling approximately 72,076 square feet with a weighted-average rate of $8.08 per square foot.

•	Approximately 8.44% of the Company's gross leasable area ("GLA") is subject to leases that expire over the next nine months, with 43.6% of this expiring GLA subject to renewal options.

•
The Company modified thirteen leases with Southeastern Grocers anchor tenants and recaptured four locations. These modifications primarily include a combination of increases and decreases to lease term and rental rates, as well as deferred landlord contributions for remodels. The Company has elected to recapture Ladson Crossing, St. Matthews, South Park, and Tampa Festival in the second quarter of 2018. The Cypress Shopping Center lease expired on March 31, 2018. As part of the negotiated recaptures the Company received $246 thousand in termination fees during the three months ended March 31, 2018. The remaining lease modifications remain subject to Southeastern Grocers' bankruptcy court approval. The initial annualized base rent impact of these modifications and recaptures is approximately $2.50 million.

SAME STORE RESULTS

•
Same-store NOI year-over-year growth for the three months ended March 31, 2018 was 2.5% and 1.6% on a cash basis. The same-store pool comprises the 4.9 million square feet that the Company owned as of January 1, 2017. Same-store results were driven, in part, by lease termination fees on Southeastern Grocers' recaptures, as well as a decrease of 61.1% in tenant provision for credit losses primarily resulting from increased collections on accounts receivable while property revenues and expenses remained relatively flat.

ACQUISITIONS

•	As previously disclosed, the Company acquired JANAF, a retail shopping center located in Norfolk, Virginia, for a purchase price of $85.65 million in January 2018.

DISPOSITIONS

•	The Company completed the sale of the Chipotle ground lease at Conyers Crossing for a contract price of $1.3 million, resulting in a gain of $1.1 million with net proceeds of $1.2 million.

SUPPLEMENTAL INFORMATION
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended March 31, 2018, including a supplemental presentation, are available at https://ir.whlr.us/.

CONFERENCE CALL DIAL-IN AND WEBCAST INFORMATION:
The Company will host a conference call and webcast on Wednesday, May 9, 2018 at 10:00 am Eastern Time to review its financial performance and operating results for the quarter ended March 31, 2018.

Conference Call and Webcast:
U.S. & Canada Toll Free: (877) 407-3101 / International: (201) 493-6789
Webcast: https://78449.themediaframe.com/dataconf/productusers/whlr/mediaframe/24450/indexl.html

Replay:
U.S. & Canada Toll Free: (877) 660-6853 / International: (201) 612-7415
Conference ID#: 13679474
Available May 9, 2018 (one hour after the end of the conference call) to June 9, 2018 at 11:00 am Eastern Time.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

DEFINITIONS
FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.
FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of retail focused properties in secondary and tertiary markets; (ii) the recapture of Ladson Crossing, St. Matthews, South Park and Tampa Festival in the second quarter of 2018; and (iii) the thirteen lease modifications with Southeastern Grocers and the bankruptcy court’s approval of the lease modifications are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Mary Jensen
Investor Relations
(757) 627-9088 / investorrelations@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
REVENUE:
Rental revenues	$12,697	$11,129
Asset management fees	48	162
Commissions	14	115
Tenant reimbursements	3,222	2,680
Development and other revenues	333	236
Total Revenue	16,314	14,322
OPERATING EXPENSES:
Property operations	4,599	3,994
Non-REIT management and leasing services	36	271
Depreciation and amortization	7,476	6,400
Provision for credit losses	21	252
Corporate general & administrative	2,508	2,232
Total Operating Expenses	14,640	13,149
Gain on disposal of properties	1,055	—
Operating Income	2,729	1,173
Interest income	1	356
Interest expense	(4,577)	(4,177)
Net Loss from Continuing Operations Before Income Taxes	(1,847)	(2,648)
Income tax expense	(25)	(41)
Net Loss from Continuing Operations	(1,872)	(2,689)
Discontinued Operations
Income from discontinued operations	—	16
Gain on disposal of properties	—	1,513
Net Income from Discontinued Operations	—	1,529
Net Loss	(1,872)	(1,160)
Less: Net loss attributable to noncontrolling interests	(47)	(41)
Net Loss Attributable to Wheeler REIT	(1,825)	(1,119)
Preferred stock dividends	(3,207)	(2,483)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(5,032)	$(3,602)

Loss per share from continuing operations (basic and diluted)	$(0.57)	$(0.59)
Income per share from discontinued operations	—	0.17
	$(0.57)	$(0.42)
Weighted-average number of shares:
Basic and Diluted	8,900,416	8,554,304

Dividends declared per common share	$—	$0.42

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS:
Investment properties, net	$448,555	$384,334
Cash and cash equivalents	5,148	3,677
Restricted cash	12,198	8,609
Rents and other tenant receivables, net	4,621	5,619
Notes receivable, net	6,739	6,739
Goodwill	5,486	5,486
Assets held for sale	9,134	—
Above market lease intangible, net	9,862	8,778
Deferred costs and other assets, net	41,010	34,432
Total Assets	$542,753	$457,674
LIABILITIES:
Loans payable, net	$373,047	$308,122
Liabilities associated with assets held for sale	708	—
Related party payables, net	5	—
Below market lease intangible, net	13,382	9,616
Accounts payable, accrued expenses and other liabilities	11,033	10,624
Dividends payable	3,037	5,480
Total Liabilities	401,212	333,842
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 and 2,237,000 shares issued and outstanding; $90.02 million and $55.93 million aggregate liquidation preference, respectively)	74,542	53,236

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 and 1,875,848 shares issued and outstanding, respectively; $46.90 million aggregate liquidation preference)	40,935	40,915
Common Stock ($0.01 par value, 18,750,000 shares authorized, 8,947,416 and 8,744,189 shares issued and outstanding, respectively)	89	87
Additional paid-in capital	229,007	226,978
Accumulated deficit	(209,957)	(204,925)
Total Shareholders’ Equity	60,527	63,508
Noncontrolling interests	6,472	7,088
Total Equity	66,999	70,596
Total Liabilities and Equity	$542,753	$457,674

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(in thousands)

	Three Months Ended March 31,
	Same Store		New Store		Total		Period Over Period Changes
	2018	2017	2018	2017	2018	2017	$	%
				(in thousands, unaudited)
Net Loss	$(1,932)	$(1,160)	$60	$—	$(1,872)	$(1,160)	$(712)	(61.38)%
Depreciation and amortization of real estate assets	6,495	6,400	981	—	7,476	6,400	1,076	16.81%
Gain on disposal of properties	(1,055)	—	—	—	(1,055)	—	(1,055)	(100.00)%
Gain on disposal of properties-discontinued operations	—	(1,513)	—	—	—	(1,513)	1,513	100.00%
FFO	$3,508	$3,727	$1,041	$—	$4,549	$3,727	$822	22.06%

	Three Months Ended March 31,
	2018	2017
Net Loss	$(1,872)	$(1,160)
Depreciation and amortization of real estate assets	7,476	6,400
Gain on disposal of properties	(1,055)	—
Gain on disposal of properties-discontinued operations	—	(1,513)
FFO	4,549	3,727
Preferred stock dividends	(3,207)	(2,483)
Preferred stock accretion adjustments	170	195
FFO available to common shareholders and common unitholders	1,512	1,439
Acquisition costs	7	260
Capital related costs	53	220
Other non-recurring and non-cash expenses (1)	103	107
Share-based compensation	419	377
Straight-line rent	(200)	(185)
Loan cost amortization	379	763
Accrued interest income	—	(118)
Above (below) market lease amortization	(22)	193
Recurring capital expenditures and tenant improvement reserves	(290)	(206)
AFFO	$1,961	$2,850

Weighted Average Common Shares	8,900,416	8,554,304
Weighted Average Common Units	629,009	761,954
Total Common Shares and Units	9,529,425	9,316,258
FFO per Common Share and Common Units	$0.16	$0.15
AFFO per Common Share and Common Units	$0.21	$0.31

(1)
Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-Q for the period ended March 31, 2018.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(in thousands)

	Three Months Ended March 31,
	Same Store		New Store		Total
	2018	2017	2018	2017	2018	2017
	(in thousands)
Net Loss	$(1,932)	$(1,160)	$60	$—	$(1,872)	$(1,160)
Adjustments:
Net Income from Discontinued Operations	—	(1,529)	—	—	—	(1,529)
Income tax expense	25	41	—	—	25	41
Interest expense	3,974	4,177	603	—	4,577	4,177
Interest income	(1)	(356)	—	—	(1)	(356)
Gain on disposal of properties	(1,055)	—	—	—	(1,055)	—
Corporate general & administrative	2,499	2,232	9	—	2,508	2,232
Provision for credit losses - non-tenant	(77)	—	—	—	(77)	—
Depreciation and amortization	6,495	6,400	981	—	7,476	6,400
Non-REIT management and leasing services	36	271	—	—	36	271
Development income	—	(136)	—	—	—	(136)
Asset management and commission revenues	(62)	(277)	—	—	(62)	(277)
Property Net Operating Income	$9,902	$9,663	$1,653	$—	$11,555	$9,663

Property revenues	$13,970	$13,909	$2,282	$—	$16,252	$13,909
Property expenses	3,970	3,994	629	—	4,599	3,994
Provision for credit losses - tenant	98	252	—	—	98	252
Property Net Operating Income	$9,902	$9,663	$1,653	$—	$11,555	$9,663

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(in thousands)

		Three Months Ended March 31,
		2018	2017
Net Loss		$(1,872)	$(1,160)
Add back:	Depreciation and amortization (1)	7,454	6,593
	Interest Expense (2)	4,577	4,186
	Income taxes	25	41
EBITDA		10,184	9,660
Adjustments for items affecting comparability:
	Acquisition costs	7	260
	Capital related costs	53	220
	Other non-recurring expenses (3)	103	107
	Gain on disposal of properties	(1,055)	—
	Gain on disposal of properties-discontinued operations	—	(1,513)
Adjusted EBITDA		$9,292	$8,734

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization and amounts associated with assets held for sale.

(3)
Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-Q for the period ended March 31, 2018.